REPORT OF
INDEPENDENT
CERTIFIED PUBLIC
ACCOUNTANTS
     ON INTERNAL
CONTROL



The Board of Trustees
Guinness Atkinson Funds
Glendora, California


In planning and performing our
audits of the financial statements of
Guinness Atkinson Asia Focus
Fund, Guinness Atkinson China &
Hong Kong Fund, and Guinness
Atkinson Global Innovators Fund,
for the year ended December 31,
2003, we considered their internal
control, including control activities
for safeguarding securities, in order
to determine our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to comply
with the requirements of Form N-
SAR, not to provide assurance on
internal control.

The management of the Funds is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by
management are required to
assess the expected benefits and
related costs of controls.
Generally, controls that are
relevant to an audit pertain to the
entity's objective of preparing
financial statements for external
purposes that are fairly presented
in conformity with accounting
principles generally accepted in
the United States of America.
Those controls include the
safeguarding of assets against
unauthorized acquisition, use, or
disposition.

Because of inherent limitations in
any internal control, errors or
fraud may occur and not be
detected. Also, projection of any
evaluation of the internal control
to future periods is subject to the
risk that it may become
inadequate because of changes in
conditions or that the
effectiveness of the design and
operation may deteriorate.

Our consideration of the internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards
established by the American
Institute of Certified Public
Accountants.   A material
weakness is a condition in which
the design or operation of one or
more of the internal control
components does not reduce to a
relatively low level the risk that
misstatements caused by error or
fraud in amounts that would be
material in relation to the financial
statements being audited may
occur and not be detected within
a timely period by employees in
the normal course of performing
their assigned functions.
However, we noted no matters
involving internal control and its
operation, including controls for
safeguarding securities, that we
consider to be material
weaknesses, as defined above, as
of December 31, 2003.

This report is intended solely for
the information and use of
management and the Securities
and Exchange Commission, and
is not intended to be and should
not be used by anyone other than
these specified parties.




Philadelphia, Pennsylvania
February 13, 2004